EXHIBIT 99.1

Attn: Trading and Market Making/Legal and Compliance/Operations/Systems
UNIFORM PRACTICE ADVISORY (UPC # -2004) July 28, 2004

Knowledge Transfer Systems, Inc. – Common Stock (OTCBB:KTSI)

        The above company has announced a 1 for 500 reverse stock split and was issued a new CUSIP number of 49924U202. The reverse split will become effective on the OTC Bulletin Board (OTCBB) on Thursday, July 29, 2004. The symbol will change to KTSY on that date.

        Members are advised that no shareholder shall be reversed below 100 shares. Upon surrender of existing certificates, shareholders will receive the following:

•	The reverse split will not affect shareholders holding less than 100 shares.
•	Shareholders holding 1 to 50,000 shares will receive 100 post split shares, regardless of amount held pre-split.
•	Shareholders holding 50,001 shares or more will receive share amount subject to the 1-500 reverse split calculation, fractional shares will be rounded up to the next whole share.

        Questions regarding the application of the reverse split to specific situations should be directed Stacie Banks at Interwest Transfer Co Inc. 801.272.9294.

        Questions regarding this notice should be directed to: Market Integrity Department, 203.375.9609.

Tara Petta Associate Director